UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 11, 2005

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Post Oak Boulevard, Suite 500 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

a.            On August 11, 2005, Comfort Systems USA, Inc., a Delaware corporation (the “Registrant”) extended the existing employment agreement with William George, Executive Vice President and Chief Financial Officer of the Registrant.  The term of Mr. George’s existing employment agreement was extended so that the employment agreement is effective until July 1, 2008.

b.           On August 11, 2005 the Registrant approved amendments to the compensation for the Registrant’s non-employee directors as summarized below:

The quarterly retainer for non-employee directors was increased to $5,000.  The quarterly retainer for non-employee directors serving as a committee chair was increased to $5,500.  The quarterly retainer for the audit committee chair was increased to $6,250.  No changes were made to the components of non-employee director compensation relating to equity compensation and meeting attendance fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

By:

/s/ Trent T. McKenna

Trent T. McKenna, Vice President
and General Counsel

Date: August 16, 2005